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                                                                   EXHIBIT 14(a)


                         CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Scudder World Income
 Opportunities Fund, Inc.:


We hereby consent to the incorporation by reference in the Registration Statement on Form N-14 of Latin America Dollar Income Fund, Inc. of our report dated June 20, 1997 on our audit of the financial statements and financial highlights of Scudder World Income Opportunities Fund, Inc., which report is included in the Annual Report to Shareholders for the fiscal year ended April 30, 1997 which is incorporated by reference in the Registration Statement. We further consent to the references to our Firm under the captions, "Ratification or Rejection of the Selection of Independent Accountants" and "Additional Information About the Funds" in the Registration Statement.


                                        /s/ Coopers & Lybrand, L.L.P.

Boston, Massachusetts                   COOPERS & LYBRAND, L.L.P.
August 12, 1997